Exhibit 10.1

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

EXCEL TRUST, L.P.

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,

TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE

PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE

EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER

APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

EXHIBITS

Exhibit A – Partners, Contributions and Partnership Interests
Exhibit B – Notice of Redemption
Exhibit C – Form of Partnership Unit Certificate
Exhibit D – Restrictions on Ownership and Transfer to Preserve Tax Benefit
Exhibit E – Constructive Ownership Definition

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

EXCEL TRUST, L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EXCEL TRUST, L.P., dated as of January 28, 2011, is entered into by and among Excel Trust, Inc., a Maryland corporation (the “Company”), as the General Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

ARTICLE 1.

DEFINED TERMS

WHEREAS, the Partnership was formed on December 16, 2009 by the Company as general partner;

WHEREAS, the General Partner and the Limited Partners have entered into that certain Agreement of Limited Partnership of Excel Trust, L.P., dated as of April 15, 2010 (the “Partnership Agreement”);

WHEREAS, pursuant to Sections 7.3.E(2) and 7.3.E(3) of the Partnership Agreement, the Partnership Agreement may be amended by the General Partner to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3.C. and 4.4 and to set forth the designations, rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Article 4, respectively;

WHEREAS, pursuant to Section 5.4 of the Partnership Agreement, Article 5 of such agreement may be amended by the General Partner to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3.C. and 4.4 of the Partnership Agreement;

WHEREAS, pursuant to Section 6.2.C. of the Partnership Agreement, Section 6.2 of such agreement may be amended to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3, 4.4 and 5.5 of the Partnership Agreement; and

WHEREAS, the General Partner and the Partnership believe it is desirable and in the best interest of the Partnership to amend and restate the Partnership Agreement as set forth herein.

NOW, THEREFORE, pursuant to Sections 2.4, 5.4, 6.2.C., 7.3.E(2) and 7.3.E(3) of the Partnership Agreement, the General Partner, on its own behalf and as attorney-in-fact for the Limited Partners, hereby amends and restates the Partnership Agreement as follows:

Section 1.1. Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Funds” shall have the meaning set forth in Section 4.3.A.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance, if any, in such Partner’s Capital Account as of the end of the relevant Partnership Year or any other relevant period, after giving effect to the following adjustments:

(i) add to such Capital Account the following items:

(a) the amount, if any, that such Partner is obligated to contribute to the Partnership upon liquidation of such Partner’s Interest; and

(b) the amount that such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) subtract from such Capital Account such Partner’s share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Net Income” means for each Partnership Year or other applicable period, an amount equal to the Partnership’s Net Income or Net Loss for such year or other period (other than any Net Income or Net Loss or items thereof allocated with respect to such year or other period prior to the allocation of Adjusted Net Income), computed without regard to the items set forth below; provided, that if the Adjusted Net Income for such year or other period is a negative number (i.e., a net loss), then the Adjusted Net Income for that year or other period shall be treated as if it were zero:

(i) Depreciation; and

(ii) Net gain or loss realized in connection with the actual or hypothetical sale of any or all of the assets of the Partnership, including but not limited to net gain or loss treated as realized in connection with an adjustment to the Gross Asset Value of the Partnership’s assets as set forth in the definition of “Gross Asset Value.”

“Adjustment Date” shall have the meaning set forth in Section 4.3.E.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreed Value” means (i) in the case of any Contributed Property set forth in Exhibit A and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit A; (ii) in the case of any Contributed Property not set forth in Exhibit A and as of the time of its contribution to the Partnership, the fair market value of such property or other consideration as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time.

“Appraisal” means with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom one or more Common-Equivalent Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made, (i) the sum of:

(a) the Partnership’s Net Income or Net Loss (as the case may be) for such period,

(b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

(c) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

(d) the excess of the net proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from any such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions), and

(e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum of:

(a) all principal debt payments made during such period by the Partnership,

(b) capital expenditures made by the Partnership during such period,

(c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (ii)(a) or (b),

(d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

(e) any income, gains, revenues or similar amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

(f) the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion,

(g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion, and

(h) any amount paid in redemption of any Limited Partner Interests or Partnership Units, including any Cash Amount paid.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

“Board of Directors” means the Board of Directors of the General Partner.

“Book-up Event” means an event described in any of clauses (ii)(a) through (e) of the definition of Gross Asset Value.

“Business Day” means each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are required by law, regulation or executive order to close.

“Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(i) To each Partner’s Capital Account there shall be added (a) such Partner’s Capital Contributions, (b) such Partner’s allocable share of Net Income and any items in the nature of income or gain that are specially allocated to such Partner pursuant to Section 6.3 or other provisions of this Agreement, and (c) the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

(ii) From each Partner’s Capital Account there shall be subtracted (a) the amount of (1) cash and (2) the Gross Asset Value of any Partnership assets (other than cash) distributed to such Partner pursuant to any provision of this Agreement, (b) such Partner’s allocable share of Net Loss and any other items in the nature of expenses or losses that are specially allocated to such Partner pursuant to Section 6.3 or other provisions of this Agreement, and (c) liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

(iii) In the event any Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

(iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v) Upon the exercise of a non-compensatory option (within the meaning of Proposed Treasury Regulations Section 1.721-2(d), as the same may be finalized), including the conversion of Series A Preferred Units into Common Units (if necessary), (a) the adjustments and allocations required by the Proposed Treasury Regulations relating to non-compensatory options (as the same may be finalized), including Proposed Treasury Regulations Section 1.704-1(b)(2)(iv)(h)(2) and (s) (as the same may be finalized) and Proposed Regulations Section 1.704-1(b)(4)(ix) (as the same may be finalized), shall be made, or (b) prior to the finalization of such Proposed Treasury Regulations, such other adjustments and allocations shall be made at such times as determined by the General Partner in its sole discretion.

(vi) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any additions or subtractions thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article 13 of this Agreement upon the dissolution of the Partnership.

“Capital Contribution” means, with respect to any Partner, the total amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the capital of the Partnership by such Partner.

“Cash Amount” means, with respect to any Common-Equivalent Units subject to a Redemption, an amount of cash equal to the Deemed Partnership Interest Value attributable to such Common-Equivalent Units.

“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the Articles of Amendment and Restatement of the General Partner filed with the Maryland State Department of Assessments and Taxation on April 15, 2010, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common-Equivalent Units” means Partnership Units that are either Common Units or LTIP Units.

“Common Units” means Partnership Units that are not entitled to any preferences with respect to any other class or series of Partnership Units as to distribution or voluntary or involuntary liquidation, dissolution or winding-up of the Partnership.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Consent” means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14 hereof.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

“Consent of the Partners” means the Consent of Holders of Common-Equivalent Units holding Percentage Interests that in the aggregate are equal to or greater than a majority of the aggregate Percentage Interests of all Holders of Common-Equivalent Units, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Holders of Common-Equivalent Units, in their sole and absolute discretion.

“Constructively Own” means ownership under the constructive ownership rules described in Exhibit E.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or, to the extent provided in applicable regulations, deemed contributed by the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, guarantees and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

“Deemed Partnership Interest Value” means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the applicable Partner’s Percentage Interest of such class.

“Deemed Value of the Partnership Interests” means, as of any date with respect to any class or series of Partnership Interests, (i) the total number of Partnership Units of the General Partner in such class or series of Partnership Interests (as provided for in Sections 4.1 and 4.3.C) issued and outstanding as of the close of business on such date multiplied by the Fair Market Value of a share of capital stock of the General Partner which corresponds to such class or series of Partnership Interests on such date (as adjusted in the General Partner’s reasonable discretion (a) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (b) for stock dividends and distributions (including part-stock/part-cash dividends and distributions), stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership); divided by (ii) the Percentage Interest of the General Partner in such class or series of Partnership Interests on such date; provided, that, if no outstanding shares of capital stock of the General Partner correspond to a class of series of Partnership Interests, the Deemed Value of Partnership Interests with respect to such class or series shall be equal to an amount reasonably determined by the General Partner.

“Depreciation” means, for each Partnership Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Partnership Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Partnership Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for Federal income tax purposes with respect to such Person or (iii) any grantor trust if the sole owner of the assets of such trust for Federal income tax purposes is such Person.

“Economic Capital Account Balance” means, with respect to an LTIP Unitholder, its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units, determined and expressed on a per-LTIP Unit basis.

“Effective Date” means the date upon which the contributions set forth on Exhibit A shall become effective, which shall be on or about the date of closing of the initial public offering of REIT Shares.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Fair Market Value” means, with respect to any security of the General Partner, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which “Fair Market Value” must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be: (i) if such security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such security is not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if such security is not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Fair Market Value of such security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount for shares of common stock includes rights that a holder of such shares would be entitled to receive, then the Fair Market Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, that in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of capital stock of the General

Partner, the Fair Market Value of such shares shall be the public offering price per share of such class of capital stock sold. Notwithstanding the foregoing, the General Partner in its reasonable discretion may use a different “Fair Market Value” for purposes of making the determinations under subparagraph (ii) of the definition of “Gross Asset Value” and Section 4.3.E. in connection with the contribution of Property or cash to the Partnership by a third-party, provided such value shall be based upon the value per REIT Share (or per Partnership Unit) agreed upon by the General Partner and such third-party for purposes of such contribution.

“Forfeitable LTIP Units” shall have the meaning set forth in Section 4.7.D(1).

“Funding Debt” means the incurrence of any Debt by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“General Partner” means the Company or its successors as general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner. A General Partner Interest may be expressed as a number of Partnership Units.

“General Partner Loan” shall have the meaning set forth in Section 4.3.B.

“General Partner Payment” shall have the meaning set forth in Section 15.11.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner (as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time); provided, that if the contributing Partner is the General Partner then, except with respect to the General Partner’s initial Capital Contribution which shall be determined as set forth on Exhibit A, the determination of the fair market value of the contributed asset shall be determined by (a) the price paid by the General Partner if the asset is acquired by the General Partner contemporaneously with its contribution to the Partnership, (b) by Appraisal if otherwise acquired by the General Partner, (c) the amount of cash if the asset is cash, and (d) as reasonably determined by the General Partner if the asset is REIT Shares or other shares of capital stock of the Company.

(ii) Immediately prior to the occurrence of any event described in subparagraphs (a) through (e) below, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values (subject to any adjustments required with respect to the conversion feature of the Series A Preferred Units and any other securities issued by the Company that are exercisable or convertible into Common Units, as determined by the General Partner in its sole discretion), as determined by the General Partner using such reasonable method of valuation as it may adopt, provided, however, that for such purpose, the net value of all of the Partnership assets, in the aggregate, shall be equal to the Deemed Value of the Partnership Interests of all classes of Partnership Interests then outstanding, regardless of the method of valuation adopted by the General Partner:

(a) the acquisition of an additional Partnership Interest by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for Partnership Interests, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(c) the liquidation or dissolution of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(d) the grant of Partnership Interests (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including the grant of any LTIP Units), if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative Partnership Interests of the Holders;

(e) immediately after the conversion of any Series A Preferred Units into Common Units; and

(f) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(iii) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner; provided, that if the distributee is the General Partner, or if the distributee and the General Partner cannot agree on such a determination, then such value shall be determined by Appraisal.

(iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

(v) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

“Holder” means either the Partner or Assignee owning a Partnership Unit that is treated as a partner of the Partnership for federal income tax purposes.

“Immediate Family” means, with respect to any natural Person, such natural Person’s estate, heirs, current or former spouse, parents, parents-in-law, children (whether natural, adopted or by marriage), siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person’s spouse, former spouse, parents, parents-in-law, children, siblings or grandchildren.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person subject to a claim or demand or made or threatened to be made a party to, or involved or threatened to be involved in, an action, suit or proceeding by reason of his or her status as (a) the General Partner or (b) a director, officer, employee or agent of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the United States Internal Revenue Service.

“Junior Units” means Partnership Units representing any class or series of Partnership Interest expressly designated by the Partnership to rank junior to the Series A Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

“Liquidating Events” shall have the meaning set forth in Section 13.1.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in of this Agreement.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net loss realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in this Agreement.

“Liquidator” shall have the meaning set forth in Section 13.2.A.

“LTIP Equalization Date” shall have the meaning set forth in Section 6.3.B(2).

“LTIP Forfeiture Agreement” means each Long Term Incentive Plan (LTIP) Unit Agreement entered into by an LTIP Unitholder upon acceptance of a grant of LTIP Units (as such agreement may be amended, modified or supplemented from time to time).

“LTIP Unit” means a Partnership Unit which is designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time by the General Partner as it approves the grant of additional LTIP Units.

“LTIP Unitholder” means a Partner that holds LTIP Units.

“Majority in Interest of the Limited Partners” means Limited Partners (other than the General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner) holding Percentage Interests that in the aggregate are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners (other than the General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner).

“Majority in Interest of Partners” means Partners holding Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners.

“Net Income” or “Net Loss” means, for each Partnership Year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income and Net Loss shall increase the amount of such income and/or decrease the amount of such loss;

(ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income and Net Loss, shall decrease the amount of such income and/or increase the amount of such loss;

(iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or subparagraph (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) Gain or loss resulting from any disposition of Partnership assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Partnership assets disposed of, notwithstanding that the adjusted tax basis of such Partnership assets differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such income or loss, there shall be taken into account Depreciation for such Partnership Year or other period;

(vii) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss; and

(viii) Notwithstanding any other provision of this definition of Net Income and Net Loss, any items that are specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income and Net Loss.

(ix) To the extent any Adjusted Net Income has been allocated for a Partnership Year or other applicable period, the terms Net Income and Net Loss for that year or other period shall thereafter refer to the remaining items of Net Income or Net Loss, as applicable.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the General Partner, excluding grants under any Stock Incentive Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Non-Forfeitable LTIP Units” shall have the meaning set forth in Section 4.7.D(1) hereof.

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

“Original Limited Partner” means the Limited Partners of the Partnership, listed on Exhibit A hereto, as of April 15, 2010.

“Parity Preferred Units” means any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with the Series A Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Agreement” has the meaning set forth in the recitals.

“Partnership Interest” means, an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes of Partnership Interests as provided in Section 4.3. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class. The Partnership Interests represented by the Common Units, the LTIP Units (to the extent provided in Section 4.9) and the Series A Preferred Units are the only Partnership Interests and each such type of Unit is a separate class of Partnership Interest for all purposes of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 4.1, 4.3 and 4.7. The ownership of Partnership Units may be evidenced by a certificate for units substantially in the form of Exhibit C hereto or as the General Partner may determine with respect to any class of Partnership Units issued from time to time under Sections 4.1, 4.3 and 4.7, including LTIP Units (to the extent provided in Section 4.9).

“Partnership Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.3.B hereof, divided by (ii) the number of the General Partner’s Partnership Units. To the extent the Partnership issues any Units to the General Partner which are entitled to distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the other outstanding Partnership Units (other than LTIP Units), such Units shall not be taken into account in determining the Partnership Unit Economic Balance.

“Partnership Year” means the fiscal year of the Partnership and the Partnership’s taxable year for federal income tax purposes, which shall be the calendar year.

“Percentage Interest” means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class or series then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues more than one class or series of Partnership Interests, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.3.C hereof.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Plan Asset Regulation” means the regulations promulgated by the United States Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 101.3, and any successor regulations thereto.

“Preferred Distribution Shortfall” means, with respect to any Partnership Interests that are entitled to any preference in distributions of Available Cash pursuant to this Agreement, the aggregate amount of the required distributions for such outstanding Partnership Interests for all prior distribution periods minus the aggregate amount of the distributions made with respect to such outstanding Partnership Interests pursuant to this Agreement.

“Properties” means such interests in real property and personal property including without limitation, fee interests, interests in ground leases, interests in limited liability companies, partnerships or joint ventures, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

“Qualified REIT Subsidiary” means any Subsidiary of the General Partner that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“Redemption” shall have the meaning set forth in Section 8.6.A.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Section 6.3.C(viii) of this Agreement.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Requirements” shall have the meaning set forth in Section 5.1.

“REIT Series A Preferred Share” means a share of 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25 per share, of the General Partner.

“REIT Share” means a share of common stock, par value $0.01 per share, of the General Partner.

“REIT Shares Amount” means, as of any date, an aggregate number of REIT Shares equal to the number of Tendered Units, or in the case of Section 11.2.B, all Units, as adjusted (i) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (ii) for stock dividends and distributions (including part-stock/part-cash dividends and distributions), stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership; provided, however, no adjustments will be required to made with respect to any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series.

“Safe Harbor” shall have the meaning set forth in Section 4.7.B.2(i).

“Safe Harbor Election” shall have the meaning set forth in Section 4.7.B.2(i).

“Safe Harbor Partnership Interest” shall have the meaning set forth in Section 4.7.B.2(ii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Series A Articles Supplementary” means the Articles Supplementary of the General Partner in connection with its REIT Series A Preferred Shares, as filed with the Maryland State Department of Assessments and Taxation on January 28, 2011.

“Series A Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Series A Preferred Units then held by the General Partner multiplied by (ii) the sum of $25, any Preferred Distribution Shortfall per Series A Preferred Unit and any accrued and unpaid distribution per Series A Preferred Unit for the current distribution period.

“Series A Preferred Units” means the Partnership’s 7.00% Series A Cumulative Convertible Perpetual Preferred Partnership Units, with the rights, priorities and preferences set forth herein.

“Series A Preferred Unit Distribution Payment Date” has the meaning set forth in Section 16.2.A.

“Series A Priority Return” means an amount equal to 7.00% per annum on the stated value of $25 per Series A Preferred Unit (equivalent to the fixed annual amount of $1.75 per Series A Preferred Unit) commencing on the date of original issuance of the Series A Preferred Units. For any partial quarterly period, the amount of the Series A Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Specified Redemption Date” means the day of receipt by the General Partner of a Notice of Redemption.

“Stock Incentive Plan” means any stock incentive, stock option, stock ownership or employee benefits plan of the General Partner.

“Subsidiary” means with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person.

“Subsidiary Partnership” means any partnership or limited liability company that is a Subsidiary of the Partnership.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Surviving Partnership” shall have the meaning set forth in Section 11.2.C.

“Tenant” means any tenant from which the General Partner derives rent either directly or indirectly through partnerships, including the Partnership.

“Tendered Units” shall have the meaning set forth in Section 8.6.A.

“Tendering Partner” shall have the meaning set forth in Section 8.6.A.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Termination Transaction” shall have the meaning set forth in Section 11.2.B.

ARTICLE 2.

ORGANIZATIONAL MATTERS

Section 2.1. Organization

The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2. Name

The name of the Partnership is Excel Trust, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3. Resident Agent; Principal Office

The name and address of the resident agent of the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The address of the principal office of the Partnership in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, at such address. The principal office of the Partnership is located at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4. Power of Attorney

A. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)

execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 11, 12 and 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2)	execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Common-Equivalent Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5. Term

The term of the Partnership commenced on December 16, 2009 and shall continue in full force and effect until December 31, 2109 or until sooner dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.

Section 2.6. Number of Partners

Without the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, the Partnership shall not at any time have more than one hundred (100) partners (including as partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Partnership).

ARTICLE 3.

PURPOSE

Section 3.1. Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT for federal income tax purposes, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT inures to the benefit of all the Partners and not solely the General Partner.

Section 3.2. Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, improve and develop real property, and manage, lease, sell, transfer and dispose of real property; provided, however, notwithstanding anything to the contrary in this Agreement, the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) absent the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, could subject the General Partner to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless any such action (or inaction) under the foregoing clauses (i), (ii) or (iii) shall have been specifically consented to by the General Partner in writing.

Section 3.3. Partnership Only for Purposes Specified

The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4. Representations, Warranties and Covenants by the Parties

A. Each Partner that is an individual represents and warrants to, and covenants with, each other Partner that (i) such Partner has in the case of any Person other than an individual, the power and authority, and in the case of an individual, the legal capacity, to enter into this Agreement and perform such Partner’s obligations hereunder; (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject; (iii) if five percent (5%) or more (by value) of the Partnership Interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member; (iv) such Partner is neither a “foreign person” within the meaning of Section 1445(f) of the Code nor a “foreign partner” within the meaning of Section 1446(e) of the Code, and (v) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a

Partner that is an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions.

B. Each Partner that is not an individual represents and warrants to, and covenants with, each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required; (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject; (iii) if five percent (5%) or more (by value) of the Partnership Interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner, or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company for which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member; (iv) such Partner is neither a “foreign person” within the meaning of Section 1445(f) of the Code nor a “foreign partner” within the meaning of Section 1446(e) of the Code, and (v) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions.

C. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment. Each Partner represents, warrants and agrees that such Partner is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

D. Each Partner acknowledges that (i) the Partnership Units (and any REIT Shares that might be exchanged therefor) have not been registered under the Securities Act and may not be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available (it being understood that the Partnership has no intention of so registering the Partnership Units), (ii) a restrictive legend in the form set forth in Exhibit C shall be placed on the certificates representing the Partnership Units, and (iii) a notation shall be made in the appropriate records of the Partnership indicating that the Partnership Units are subject to restrictions on transfer.

E. Each Limited Partner, other than any Limited Partner to whom the General Partner has granted an exception in its sole and absolute discretion to this Section 3.4.E (but, with respect to any such Limited Partner, only to the extent of the exception so granted by the General Partner), further represents, warrants, covenants and agrees as follows:

(i) Upon request of the General Partner, such Limited Partner will disclose to the General Partner the amount of REIT Shares or other shares of capital stock of the General Partner that it actually owns or Constructively Owns.

(ii) Such Limited Partner understands that if, for any reason, (a) the representations, warranties or agreements set forth in Section 3.4.E(i) are violated or (b) the Partnership’s actual ownership or Constructive Ownership of REIT Shares or other shares of capital stock of the General Partner violates the limitations set forth in the Charter, then (x) some or all of the redemption or exchange rights of the Limited Partners may become non-exercisable, and (y) some or all of such shares owned by the Limited Partners and/or some or all of the Partnership Units owned by the Limited Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Charter and Exhibit D of this Agreement, respectively.

F. The representations, warranties and covenants contained in Sections 3.4.A, 3.4.B, 3.4.C and 3.4.D hereof shall survive the execution and delivery of this Agreement by each Partner and the dissolution and winding up of the Partnership.

G. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

Section 3.5. Certain ERISA Matters

Each Partner acknowledges that the Partnership is intended to qualify as a “real estate operating company” (as such term is defined in the Plan Asset Regulation). The General Partner may structure the investments in, relationships with and conduct with respect to Properties and any other assets of the Partnership so that the Partnership will be a “real estate operating company” (as such term is defined in the Plan Asset Regulation).

ARTICLE 4.

CAPITAL CONTRIBUTIONS

Section 4.1. Capital Contributions of the Partners

At the time of their respective execution of this Agreement, the Partners shall make or shall have made Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units of the class or series and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to accurately reflect exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest. Except as required by law or as otherwise provided in Sections 4.3, 4.4 and 10.5, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, the corresponding class or series of capital stock for any Partnership Units issued shall be REIT Shares.

Section 4.2. Loans by Third Parties

Subject to Section 4.3, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate; provided, that the Partnership shall not incur any Debt that is recourse to the General Partner, except to the extent otherwise agreed to by the General Partner in its sole and absolute discretion.

Section 4.3. Additional Funding and Capital Contributions

A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Properties or for such other Partnership purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest, except as set forth in this Section 4.3.

B. General Partner Loans. The General Partner may enter into a Funding Debt, including, without limitation, a Funding Debt that is convertible into REIT Shares, and lend the Additional Funds to the Partnership (a “General Partner Loan”); provided, however, that the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner’s ability to remain qualified as a REIT. If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and will be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt.

C. Issuance of Additional Partnership Interests. The General Partner may, in its sole and absolute discretion, raise all or any portion of the Additional Funds by accepting additional Capital Contributions of cash. The General Partner may also accept additional Capital Contributions of real property or any other non-cash assets. In connection with any such additional Capital Contributions (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests, which may be Common Units or other Partnership Units issued, in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative participating, optional, conversion, exchange or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, and as set forth by amendment to this Agreement, including without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction, and credit to such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (iv) the right to vote, including, without limitation, the Limited Partner approval rights set forth in Section 11.2.A hereof; provided, that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a)(1) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the General Partner pursuant to Section 4.3.D below, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.3.C, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with such issuance, or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class. The General Partner’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Partnership Interests are validly issued and paid. In the event that the Partnership issues additional Partnership Interests pursuant to this Section 4.3.C, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Sections 5.4, 6.2.B, and 8.6) as it determines are necessary to reflect the issuance of such additional Partnership Interests. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests for no tangible value or for less than fair market value, so long as the General Partner concludes in good faith that such issuance of Partnership Interests is in the best interests of the Partnership.

D. Issuance of REIT Shares or Other Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, other shares of capital stock of the General Partner (other than in connection with the acquisition of Partnership Interests in exchange for capital stock of the General Partner that corresponds in ranking to the Partnership’s Partnership Interests being acquired) or New Securities (other than REIT Shares issued pursuant to Section 8.6 hereof or such shares, stock or securities pursuant to a dividend or distribution (including any part-stock/part-cash dividend or distribution and any stock split) to all of its stockholders or all of its stockholders who hold a particular class of stock of the General Partner) unless (i) the General Partner shall cause the Partnership to issue to the General Partner, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the REIT Shares, other shares of capital stock of the General Partner or New Securities issued by the General Partner and (ii) the General Partner shall make a Capital Contribution of the net proceeds from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue REIT Shares, other shares of capital stock of the General Partner or New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the interests of the Partnership; and (y) the General Partner contributes all proceeds, if any, from such issuance and exercise to the Partnership. The General Partner’s Capital Account shall be increased by the amount of cash or the value of Properties so contributed.

In connection with the General Partner’s initial public offering of REIT Shares, any other issuance of REIT Shares, other capital stock of the General Partner or New Securities, the General Partner shall contribute to the Partnership any net proceeds raised in connection with such issuance; provided, that the General Partner may use a portion of the net proceeds from any offering to acquire Partnership Units or other assets (provided such other assets are contributed to the Partnership pursuant to the terms of this Agreement; and provided further that if the net proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance then, except to the extent such net proceeds are used to acquire Partnership Units, the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4)). In the case of issuances of REIT Shares, other capital stock of the

General Partner or New Securities pursuant to any Stock Incentive Plan at a discount from fair market value or for no value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4 and, as a result, the General Partner shall be deemed to have made a Capital Contribution to the Partnership in an amount equal to the sum of any net proceeds of such issuance plus the amount of such expense.

E. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for any class or series of Partnership Units, the Percentage Interest of each Partner in such class or series of Partnership Units shall be equal to a fraction, the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of the Partnership Interest of such Partner in respect of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the Agreed Value of the additional Capital Contribution, if any, made by such Partner to the Partnership in such class or series of Partnership Interests as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an “Adjustment Date”) and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) plus (ii) the aggregate Agreed Value of additional Capital Contributions contributed by all Partners and/or third parties to the Partnership on such Adjustment Date in respect of such class or series of Partnership Interests. Notwithstanding the foregoing, solely for purposes of calculating a Partner’s Percentage Interest pursuant to this Section 4.3.E, (i) in the case of cash Capital Contributions by the General Partner, such Capital Contributions will be deemed to equal the cash contributed by the General Partner plus, in the case of cash contributions funded by an offering of REIT Shares or other shares of capital stock of the General Partner, the offering costs attributable to the cash contributed to the Partnership and (ii) in the case of the contribution of Property (or any portion thereof) by the General Partner which were acquired by the General Partner in exchange for REIT Shares or other shares of capital stock of the General Partner immediately prior to such contribution, the General Partner shall be issued a number of Partnership Units equal and corresponding to the number of REIT Shares issued by the General Partner in exchange for such Properties, the Partnership Units held by the other Partners shall not be adjusted and the Partners’ Percentage Interests shall be adjusted accordingly. The General Partner shall promptly give each Partner written notice of its Percentage Interest, as adjusted.

Section 4.4. Stock Incentive Plan, Dividend Reinvestment Plan, Cash Option Purchase Plan, Employee Stock Purchase Plan or Other Plan

A. If at any time or from time to time the General Partner sells or issues REIT Shares pursuant to any Stock Incentive Plan, the General Partner shall contribute any proceeds therefrom to the Partnership as an additional Capital Contribution and shall receive an amount of additional Partnership Units equal to the number of REIT Shares so sold or issued. The General Partner’s Capital Account shall be increased by the amount of cash so contributed.

B. Except as may otherwise be provided in paragraph A above or this Article 4, all amounts received or deemed received by the General Partner in respect of any dividend reinvestment plan, cash option purchase plan, employee stock purchase plan or other stock or subscription plan or agreement, either (i) shall be utilized by the General Partner to effect open market purchases of REIT Shares or (ii) if the General Partner elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership as an additional Capital Contribution and shall receive an amount of additional Partnership Units equal to the number of REIT Shares so sold or issued, in which case the General Partner’s Capital Account shall be increased by the amount of cash so contributed.

Section 4.5. Other Contribution Provisions

In the event that any Partner is admitted to the Partnership and is given (or is treated as having received) a Capital Account at the time of admission in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, in its sole and absolute discretion, one or more Limited Partners may enter into agreements with the Partnership, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.6. No Preemptive Rights

Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) making additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

Section 4.7. LTIP Units

A. Grant of LTIP Units. The General Partner may from time to time cause the Partnership to issue LTIP Units to any Person rendering services to or for the benefit of the Partnership, and admit any such Person as a Limited Partner. Subject to the following provisions of this Section and the special provisions of Sections 4.9, 6.3.B and 14.3, LTIP Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto. In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, as set forth in this Agreement. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. For purposes of computing the Partners’ Percentage Interests, LTIP Units shall be treated as Partnership Units. The General Partner may grant LTIP Units to any Person at any time, in its sole and absolute discretion.

B. Status of LTIP Units

(1) LTIP Units shall be subject to forfeiture as provided in this Section 4.7. The value of an LTIP Unit upon issuance (and the Economic Capital Account Balance of an LTIP Unitholder with respect to such LTIP Units upon issuance) shall be zero, the amount of distributions such LTIP Unit would produce for an LTIP Unitholder if the Partnership’s assets were sold for their Gross Asset Value as of such issuance date (it being agreed that apart from applicable distributions of Available Cash from operations, an LTIP Unit may only share in distributions of sale and liquidation proceeds from a Partnership asset to the extent of income allocated to the holder thereof under Section 6.3.B that is attributable to the appreciation in value of such asset after such LTIP Unit’s grant date, all as provided in Sections 5.1 and 6.3.B).

(2) Safe Harbor Election and Forfeiture Allocations:

(i) The Partners agree that the General Partner is authorized and directed to make an election, on behalf of itself and of all Partners, to have the “Safe Harbor” of Section 3.03 of IRS Notice 2005-43 (or the corresponding provision in any Revenue Procedure or regulation issued in execution of the provisions of such Notice) (the “Safe Harbor”) apply irrevocably with respect to all LTIP Units transferred in connection with the performance of services by a Partner in a partner capacity, or in anticipation of becoming a Partner (such election, the “Safe Harbor Election”). The Safe Harbor Election shall be effective as of the date hereof. The Partnership and each Partner agrees to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services by a Partner in a partner capacity or in anticipation of becoming a Partner, whether such Partner was admitted as a Partner or as the transferee of a previous Partner. The General Partner shall cause the Partnership to comply with all record-keeping requirements and other administrative requirements with respect to the Safe Harbor as shall be required by proposed or final regulations relating thereto.

(ii) In connection with the Safe Harbor Election, the Partners agree that (a) each LTIP Unit issued hereunder is a “Safe Harbor Partnership Interest” within the meaning of section 3.02 of IRS Notice 2005-43 (or the corresponding provision in any Revenue Procedure or regulation issued in relation to the provisions of such Notice or successor pronouncement) representing a profits interest received for services rendered or to be rendered to or for the benefit of the Partnership by the LTIP Unitholder in his or her capacity as a Partner or in anticipation of becoming a Partner, and (b) the fair market value of the Safe Harbor Partnership Interest upon receipt by the LTIP Unitholder as of the date of issuance is zero, representing the liquidation value of such interest upon receipt (with such valuation being consented to and hereby approved by all Partners).

(iii) Each Partner hereby agrees to comply with all requirements of the Safe Harbor Election with respect to each LTIP Unitholder’s Safe Harbor Partnership Interest.

(iv) The General Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required, as reasonably determined by the General Partner, to perfect and maintain the Safe Harbor Election with respect to transfers of each LTIP Unitholder’s Safe Harbor Partnership Interest.

(v) The General Partner is hereby authorized, directed and empowered, without further vote or action of the Partners, to amend this Agreement as necessary to comply with the Safe Harbor requirements in order to provide for a Safe Harbor Election and the ability to maintain the same, and shall have the authority to execute any such amendment by and on behalf of each Partner pursuant to the power of attorney granted by this Agreement. Any undertaking by the Partners necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and, to the extent so reflected, shall be binding on each Partner. The General Partner and the Partnership hereby (a) approve the adoption of the Excel Trust, Inc. and Excel Trust, L.P. 2010 Equity Incentive Award Plan and (b) approve the filing of Section 83(b) elections for each employee granted LTIP Units. Each employee granted LTIP Units shall file a Section 83(b) election.

(vi) Each Partner agrees to cooperate with the General Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the General Partner, at the expense of the General Partner.

(vii) No Transfer of any interest in the Partnership by a Partner shall be effective unless prior to such Transfer, the assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of this Section 4.7.B(2), in a form reasonably satisfactory to the General Partner.

(3) No Conversion to Partnership Units Required. Subject to the allocations required to be made to an LTIP Unitholder pursuant to Section 6.4, an LTIP Unit automatically is treated as a Partnership Unit when the LTIP Equalization Date has occurred under Section 6.3.B, but only Non-Forfeitable LTIP Units may be the subject of a Redemption election by an LTIP Unitholder. LTIP Units may not be sold within two (2) years of the date of grant of such LTIP Units without the prior written consent of the General Partner, which may be withheld in the General Partner’s sole and absolute discretion. Until the LTIP Equalization Date has occurred with respect to an LTIP Unit, (i) such LTIP Unit may not be the subject of a Redemption election by the LTIP Unitholder, and (ii) such LTIP Unit will participate like a Partnership Unit in distributions of Available Cash from operations and only participate in sale and liquidation proceeds with respect to a Partnership asset to the extent of income allocated to the holder thereof under Section 6.3.B that is attributable to the appreciation in value of such asset after the issuance date of such LTIP Unit, all as provided in Sections 5.1 and 6.3.B.

(4) Adjustments to LTIP Units

(i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units (to maintain a one-for-one conversion and economic equivalence ratio between Partnership Units and LTIP Units, upon the LTIP Equalization Date occurring under Section 6.3.B).

(ii) The following shall be “Adjustment Events”: (a) the Partnership makes a distribution on all outstanding Partnership Units in Partnership Units, (b) the Partnership subdivides the outstanding Partnership Units into a greater number of units or combines the outstanding Partnership Units into a smaller number of units, or (c) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Units by way of a reclassification or recapitalization of its Partnership Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.

(iii) For the avoidance of doubt, the following shall not be Adjustment Events: (a) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (b) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (c) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner.

(iv) If the Partnership takes an action affecting the Partnership Units other than actions specifically described above as “Adjustment Events” and in the good faith discretion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall make such adjustment to the LTIP Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its good faith discretion, may determine to be appropriate under the circumstances.

C. Priority. Upon the LTIP Equalization Date occurring under Section 6.3.B, the LTIP Units shall rank pari passu with the Partnership Units as to the payment of regular and special periodic or other distributions and distributions upon sale of assets, liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon sale, liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Partnership Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.

D. Special Provisions. LTIP Units shall be subject to the following special provisions:

(1) LTIP Forfeiture Agreements and Transferability. LTIP Units may, in the sole and absolute discretion of the General Partner, be issued subject to forfeiture and additional restrictions on transfer pursuant to the terms of an LTIP Forfeiture Agreement. The terms of an LTIP Forfeiture Agreement may be modified by the General

Partner from time to time in its sole and absolute discretion, subject to any restrictions on amendment imposed by the relevant LTIP Forfeiture Agreement, if applicable. LTIP Units that no longer are subject to forfeiture under the terms of an LTIP Forfeiture Agreement are referred to as “Non-Forfeitable LTIP Units”; all other LTIP Units shall be treated as “Forfeitable LTIP Units.” Subject to the terms of any LTIP Forfeiture Agreement and upon the LTIP Equalization Date occurring under Section 6.3.B, an LTIP Unitholder shall be entitled to transfer or redeem his or her Non-Forfeitable LTIP Units to the same extent, and subject to the same restrictions as holders of Partnership Units are entitled to transfer their Partnership Units pursuant to Article 11.

(2) Forfeiture. Unless otherwise specified in the LTIP Forfeiture Agreement, upon the occurrence of any event specified in an LTIP Forfeiture Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable LTIP Forfeiture Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the LTIP Forfeiture Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture in which such LTIP Units are permitted to share.

(3) Allocations. LTIP Units shall generally be treated as Partnership Units for purposes of Article 6, but shall also receive certain special allocations of income or gain under Sections 6.3 and 6.4.

(4) Redemption. The Redemption Right provided to Limited Partners under Section 8.6 shall not apply with respect to LTIP Units unless and until the LTIP Equalization Date occurs under Section 6.3.B, and then only with respect to LTIP Units that are Non-Forfeitable LTIP Units.

(5) Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any LTIP Forfeiture Agreement, apply to the LTIP Unit.

(6) Voting. LTIP Units shall have the voting rights provided in Section 14.3.

Section 4.8. No Interest; No Return

No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.9. LTIP Units Characterized as Partnership Units

A. Non-Forfeitable LTIP Units shall be treated as Partnership Units for all purposes from and after the occurrence of the LTIP Equalization Date under Section 6.3.B, and special allocations of income or gain under Section 6.3, and tax allocations required to be made under Section 6.4, shall continue to be made to the Non-Forfeitable LTIP Units to the extent required by this Agreement. Forfeitable LTIP Units shall remain subject to the applicable forfeitability provisions from the date hereof.

B. Until the LTIP Equalization Date has occurred with respect to such LTIP Units, the provisions of Sections 4.7.B(1) and (3) shall apply with respect to such LTIP Units.

ARTICLE 5.

DISTRIBUTIONS

Section 5.1. Requirement and Characterization of Distributions

The General Partner shall cause the Partnership to distribute all, or such portion as the General Partner may in its discretion determine, Available Cash generated by the Partnership to the Partners who are Partners on the applicable record date with respect to such distribution, (1) first, with respect to any class or series of Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class or series of Partnership Interests (and within such class or series, pro rata in proportion to the respective Percentage Interests on the applicable record date), and, (2) second, with respect to any class or series of Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class or series on a quarterly basis and in accordance with the terms of such class or series to the Partners who are Partners of such class or series on the Partnership Record Date with respect to such distribution (and within each such class or series, pro rata in proportion with the respective Percentage Interests on such Partnership Record Date). Unless otherwise expressly provided for herein or in an agreement at the time a new class or series of Partnership Interests is created in accordance with Article 4 hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) except to the extent otherwise determined by the General Partner, avoid the imposition of any federal income or excise tax liability of the General Partner. An LTIP Unitholder shall be entitled to share in all distributions of Available Cash as if each LTIP Unit were a Partnership Unit.

Section 5.2. Distributions in Kind

Except as expressly provided herein, no right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13.

Section 5.3. Distributions Upon Liquidation

Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4. Distributions to Reflect Issuance of Additional Partnership Interests

In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.3.C or 4.4 hereof, the General Partner shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Partnership Interests. In the absence of any agreement to the contrary, an Additional Limited Partner shall be entitled to the distributions set forth in Section 5.1 (without regard to this Section 5.4) with respect to the period during which the closing of its contribution to the Partnership occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable period, and the denominator of which is the total number of days in such period.

Section 5.5 Distributions to Reflect Additional Partnership Units

In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, the General Partner is hereby authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units.

ARTICLE 6.

ALLOCATIONS

Section 6.1. Timing and Amount of Allocations of Net Income and Net Loss

Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such year; provided that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Subject to the other provisions of this Article 6, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2. General Allocations

A. In General. Except as otherwise provided in this Article 6, Net Income and Net Loss allocable with respect to a class or series of Partnership Interests shall be allocated to each of the Holders holding such class or series of Partnership Interests in accordance with their respective Percentage Interest of such class or series.

B.1 Net Income. Except as provided in Section 6.3, Net Income (or in the case of Section 6.2.B.1(d) below, Adjusted Net Income) for any Partnership Year shall be allocated in the following manner and order of priority:

(a)	First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Loss allocated to the General Partner pursuant to Section 6.2.B.2(d) for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this Section 6.2.B.1(a) for all prior Partnership Years;

(b)	Second, 100% to each Holder in an amount equal to the remainder, if any, of the cumulative Net Loss allocated to each such Holder pursuant to Section 6.2.B.2(c) for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this Section 6.2.B.1(b) for all prior Partnership Years;

(c)	Third, 100% to the Holders of Series A Preferred Units in an amount equal to the remainder, if any, of the cumulative Net Loss allocated to such Holders pursuant to Section 6.2.B.2(b) for all prior Partnership Years minus the cumulative Net Income allocated to such Holders pursuant to this Section 6.2.B.1(c) for all prior Partnership Years;

(d)	Fourth, 100% of the Adjusted Net Income (or Net Income to the extent there is insufficient Adjusted Net Income) to the Holders of Series A Preferred Units in an amount equal to the excess of the aggregate Series A Priority Return to the last day of the current Partnership Year or to the date of redemption or conversion, to the extent Series A Preferred Units are redeemed or converted during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this Section 6.2.B.1(d) for all prior Partnership Years;

(e)	Fifth, to the Holders in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Partner pursuant to Section 6.2.B.2(a) for all prior Partnership Years minus the cumulative Net Income allocated to each Partner pursuant to this Section 6.2.B.(1)(e) for all prior Partnership Years; and

(f)	Sixth, 100% to the Holders in accordance with their respective Percentage Interests in the Common-Equivalent Units.

To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.B.1 are not sufficient to satisfy entirely the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

B.2 Net Loss. Except as provided in Section 6.3, Net Loss, after taking into account any allocations of Adjusted Net Income pursuant to Section 6.2.B.1(d), for any Partnership Year shall be allocated in the following manner and order of priority:

(a)	First, to the Holders in accordance with their respective Percentage Interests in the Common-Equivalent Units (to the extent consistent with this Section 6.2.B.2(a)) until the Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the General Partner’s Series A Preferred Capital) of each such Holder is zero;

(b)	Second, to the Holders of Series A Preferred Units, pro rata to each such Holder’s Adjusted Capital Account (ignoring for this purpose any amounts the General Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)), until the Adjusted Capital Account (as so modified) of the General Partner is zero;

(c)	Third, 100% to the Holders to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

(d)	Fourth, 100% to the General Partner.

C. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner, a Limited Partner or any Additional Limited Partner pursuant to Section 4.3, 4.4 or 5.5, the General Partner shall make such revisions to this Section 6.2 or to Section 12.2.B as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of the Series A Preferred Units, in accordance with any method selected by the General Partner.

D. Special Allocations Regarding Series A Preferred Units. Subject to Sections 6.2.E. and 6.3 hereof, if any Series A Preferred Units are redeemed pursuant to Section 16.4 (treating a full liquidation of the General Partner’s General Partner Interest for purposes of this Section 6.2.D. as including a redemption of any then outstanding Series A Preferred Units pursuant to Section 16.4), for the Partnership Year that includes such redemption (and, if necessary, for subsequent Partnership Years): (1) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the Holders of such Series A Preferred Units to the extent that the redemption amounts paid or payable with respect to the Series A Preferred Units so redeemed (or treated as redeemed) exceeds the aggregate Capital Account balances allocable to the Series A Preferred Units so redeemed (or treated as redeemed) and (2) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the Holders of such Series A Preferred Units to the extent that the aggregate Capital Account balances allocable to the Series A Preferred Units so redeemed (or treated as redeemed) exceeds the redemption amount paid or payable with respect to the Series A Preferred Units so redeemed (or treated as redeemed).

E. Allocations in Connection with a Liquidating Event. Except as otherwise provided in Section 6.3, the allocations of Net Income and Net Loss set forth in the foregoing provisions of this Section 6.2 shall be adjusted to the extent necessary so as to result in the Capital Account balance of each Partner being such that distributions to the Partners pursuant to Section 13.2 hereof upon the occurrence of a Liquidating Event shall be made first to the General Partner in an amount equal to the Series A Preferred Capital, and thereafter to Holders of Common-Equivalent Units in accordance with their Percentage Interests in such Units.

Section 6.3. Additional Allocation Provisions

Notwithstanding the foregoing provisions of this Article 6:

A. Ordering Rule for Allocations Regarding LTIP Units. To the extent any Partnership income is allocable to LTIP Unitholders prior to the LTIP Equalization Date, any such income shall first be allocated to those LTIP Unitholders with the earliest grant date when compared to all such other LTIP Unitholders, until the LTIP Equalization Date is reached for such earlier granted LTIP Units.

B. Special Allocations Regarding LTIP Units

(1) In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.3.B, Net Income allocable under Section 6.2.B.1 and any Net Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.

(2) Notwithstanding the provisions of Section 6.2 above, but subject to the prior allocation of income, gain, deduction and loss to any class of Partnership Interests ranking senior to the LTIP Units with respect to return of capital or any preferential or priority return, any Liquidating Gains shall first be allocated to the Holders of LTIP Units until the Economic Capital Account Balance of each such LTIP Unitholder, to the extent attributable to his or her ownership of LTIP Units, is equal to the Partnership Unit Economic Balance. The date on which such equality is achieved for any LTIP Unit is referred to as the “LTIP Equalization Date” with respect to such LTIP Unit.

(3) Notwithstanding the provisions of Sections 6.2.B.1 and 6.2.B.2 above, in the event that, due to distributions with respect to Partnership Units in which the LTIP Units do not participate on an equal basis per unit, the Economic Capital Account Balance of any holder of LTIP Units, to the extent attributable to the holder’s ownership of any LTIP Unit, exceeds the Partnership Unit Economic Balance, the amount of such excess shall be re-allocated to such holder’s remaining LTIP Units to the same extent and in the manner as reasonably determined by the General Partner. To the extent such excess may not be re-allocated, Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity; provided, however, that if Liquidating Losses are insufficient to completely eliminate all such disparities, such losses shall be allocated among the holders of LTIP Unit as reasonably determined by the General Partner.

(4) If an LTIP Unitholder forfeits any LTIP Units to which Liquidating Gain has previously been allocated under this Section 6.3.B, the Capital Account associated with such forfeited LTIP Units will be re-allocated to that LTIP Unitholder’s remaining LTIP Units, using a methodology reasonably determined by the General Partner, to the extent necessary to cause such LTIP Unitholder’s Economic Capital Account Balance attributable to each such Eligible Unit to equal the Partnership Unit Economic Balance. To the extent such Liquidating Gains are not re-allocated in accordance with the forgoing, such Liquidating Gains will be forfeited and the LTIP Unitholder’s Economic Capital Account Balance will be reduced accordingly.

C. Regulatory Allocations. Notwithstanding the foregoing provisions of this Article 6, the following special allocations shall be made in the following order of priority:

(i) Minimum Gain Chargeback. Except as provided in Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during a Partnership Year, then each Holder shall be allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Section 6.3.C(i) is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). This Section 6.3.C(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions. Any Nonrecourse Deductions for each Partnership Year shall be allocated to the Holders in proportion to their Percentage Interests in Common-Equivalent Units.

(iv) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions shall be allocated each year to the Holder(s) who bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.

(v) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution of the type contemplated by Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be allocated to all such Holders (in proportion to the amounts of their respective deficit Adjusted Capital Accounts) in an amount and manner sufficient to eliminate the deficit balance in the Adjusted Capital Account deficit of such Holder as quickly as possible provided that an allocation pursuant to this Section 6.3.C(v) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.C(v) were not in this Agreement. It is intended that this Section 6.3.C(v) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d).

(vi) Limitation on Allocation of Net Loss. If the allocation of Net Loss (or items of loss or deduction) to a Holder as provided in Section 6.1 hereof would create or increase an Adjusted Capital Account deficit, there shall be allocated to such Holder only that amount of Net Loss (or items of loss or deduction) as will not create or increase an Adjusted Capital Account deficit. The Net Loss (or items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Holder shall be allocated to the other Holders in accordance with their relative Percentage Interests in Common-Equivalent Units, subject to the limitations of this Section 6.3.C(vi).

(vii) Certain Additional Adjustments. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its Partnership Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocation. The allocations set forth in Sections 6.3.C(i), (ii), (iii), (iv), (v), (vi), and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2(i). Notwithstanding the provisions of Sections 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(ix) Forfeiture Allocations. Upon a forfeiture of any Forfeitable LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

D. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s interest in Partnership profits shall be such Holder’s Percentage Interest in Common-Equivalent Units.

E. Special Allocations Upon Liquidation. Notwithstanding any provision in this Article 6 to the contrary, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article 13 hereof, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such Partnership Year (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding Partnership Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof.

Section 6.4. Tax Allocations

A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss, deduction and credit shall be allocated between the Holders as its correlative item of “book” income, gain, loss, deduction or credit is allocated pursuant to this Article 6.

B. Section 704(c) Allocations. Tax items with respect to Partnership assets that are contributed to the Partnership with a Gross Asset Value that varies from its adjusted tax basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated between the Partners for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under the “traditional method” under Regulations Section 1.704-3(b) with respect to Partnership property that is contributed to the Partnership in connection with the General Partner’s initial public offering. With respect to properties subsequently contributed to the Partnership, the Partnership shall account for such variation under any reasonable method consistent with Section 704(c) of the Code and the applicable Regulations as chosen by the General Partner. If the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of “Gross Asset Value” herein, subsequent allocations of income, gain, loss, deduction and credit with respect to such Partnership asset shall take account of any variation between the adjusted basis of such Partnership asset for federal income tax purposes and its Gross Asset Value in a manner consistent with Code Section 704(c) and the Regulations promulgated thereunder under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner.

C. Other Tax Provisions. In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 6, the General Partner is hereby authorized to make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Partner.

ARTICLE 7.

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1. Management

A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under the Act and other applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Sections 7.3 and 11.2, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status), to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)	the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (for so long as the General Partner has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders and payments to any taxing authority sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on all or any of the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Exchange Act, and the listing of any securities of the Partnership on any exchange;

(3)	subject to the provisions of Section 7.3.D hereof, the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

(4)	the acquisition, disposition, mortgage, pledge, encumbrance or hypothecation of all or any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, the General Partner (if necessary to permit the financing or capitalization of a subsidiary of the General Partner or the Partnership) and any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(5)	the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(6)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(7)	the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets;

(8)	the maintenance of such insurance for the benefit of the Partnership and the Partners and directors and officers of the Partnership or the General Partner as it deems necessary or appropriate;

(9)

the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); provided, that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that could cause the General Partner to fail to qualify as a REIT;

(10)	the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(11)	the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

(12)	subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided, that such methods are otherwise consistent with requirements of this Agreement;

(13)	the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

(14)	holding, managing, investing and reinvesting cash and other assets of the Partnership;

(15)	the collection and receipt of revenues and income of the Partnership;

(16)	the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(19)	the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or other agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(20)	the issuance of additional Partnership Interests, as appropriate, in connection with the contribution of Additional Funds pursuant to Section 4.3;

(21)	the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.6 hereof;

(22)	the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

(23)	the taking of any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” under Section 7704 of the Code; and

(24)	the delegation to another Person of any powers now or hereafter granted to the General Partner.

B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3 or 11.2), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance (including, without limitation, earthquake insurance) on the properties of the Partnership and (ii) liability insurance for the Indemnities hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by the General Partner. The General Partner and the Partnership shall not have liability to a Limited Partner under this Agreement as a result of any income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

F. Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Section 7.2. Certificate of Limited Partnership

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and to maintain the Partnership’s qualification to do business as a foreign limited partnership in each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3. Restrictions on General Partner’s Authority

A. The General Partner may not take any action in contravention of this Agreement, including, without limitation:

(1)	take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2)	possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

(3)	admit a Person as a Partner, except as otherwise provided in this Agreement; or

(4)	perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

(5)	enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its rights to a Redemption in full, except with the written consent of such Limited Partner.

B. The General Partner shall not, without the prior Consent of the Partners (in addition to any Consent of the Limited Partners required by any other provision hereof), undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such transactions:

(1)	except as provided in Section 7.3.E, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of partners pursuant to Article 12 hereof;

(2)	make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

(3)	institute any proceeding for bankruptcy on behalf of the Partnership; or

(4)	confess a judgment against the Partnership.

C. The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such transactions:

(1)	approve or acquiesce to the transfer of the Partnership Interest of the General Partner to any Person other than the Partnership; or

(2)	admit into the Partnership any Additional or substitute General Partners.

in each case other than incident to a transaction pursuant to Section 11.2.B or Section 11.2.C.

D. In each case other than incident to a transaction pursuant to Section 11.2.B or Section 11.2.C, the General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any actions or enter into any transaction which would have the effect of a dissolution of the Partnership, including a sale, exchange, transfer or other disposition of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions.

E. Notwithstanding Sections 7.3.B, 7.3.C and 7.3.D hereof, but subject to Section 7.3.F hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)	to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3.C, 4.4, 5.4 and 6.2.C or the admission, substitution, termination, reduction in Partnership Units or withdrawal of Partners in accordance with this Agreement (which may be effected through the replacement of Exhibit A with an amended Exhibit A);

(3)	to set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Article 4;

(4)	to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, to cure any ambiguity in, correct or supplement any provisions in, or make other changes with respect to matters arising under, this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(5)	to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(6)	to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS;

(7)	to modify, as set forth in the definition of “Capital Account,” the manner in which Capital Accounts are computed; and

(8)	to amend or modify any provisions of this Agreement in connection with a Termination Transaction.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.E is taken.

F. Notwithstanding Sections 7.3.B, 7.3.C, 7.3.D and 7.3.E hereof, this Agreement shall not be amended with respect to any Partner adversely affected, and no action may be taken by the General Partner, including in either case directly or indirectly through merger or sale of assets of the Partnership or otherwise, without the Consent of such Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2.A(4), or the allocations specified in Article 6 (except as permitted pursuant to Sections 4.3, 5.4 6.2.C and Section 7.3.E(2) hereof), (iv) materially alter or modify the rights to a Redemption or the REIT Shares Amount as set forth in Section 8.6, and related definitions hereof, or (v) amend this Section 7.3.F. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. In addition, notwithstanding Sections 7.3.B, 7.3.C, 7.3.D and 7.3.E hereof, Section 11.2 of this Agreement shall not be amended, and no action in contravention of Section 11.2 hereof shall be taken, without the Consent of the Limited Partners.

Section 7.4. Reimbursement of the General Partner

A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B. The Partnership shall be responsible for and shall assume and pay, when due, all expenses relating to the Partnership’s and the General Partner’s organization, the ownership of its assets and its operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. Except to the extent provided in this Agreement, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the General Partner and its Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General

Partner in its sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C. If the General Partner shall elect to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (i) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Common-Equivalent Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, or the General Partner otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of Common Units held by the General Partner equal to the number of such REIT Shares, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Common Units held by the General Partner).

D. As set forth in Section 4.3, the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to the General Partner’s offering of REIT Shares, other shares of capital stock of the General Partner or New Securities.

E. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5. Outside Activities of the General Partner

A. Except in connection with a transaction authorized in Section 11.2 hereof, without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, its operation as a REIT and such activities as are incidental to the same. Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property, except its General Partner Interest, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly through a Qualified REIT Subsidiary) that the General Partner holds in order to maintain such Subsidiary Partnership’s status as a partnership, and such bank accounts, similar instruments or other short-term investments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter. In the event the General Partner desires to contribute cash to any Subsidiary Partnership to acquire or maintain an interest of 1% or less in the capital of such partnership, the General Partner may acquire or maintain an interest of 1% or less in the capital of such partnership, and the General Partner may acquire such cash from the Partnership as a loan or in exchange for a reduction in the General Partner’s Partnership Units, in an amount equal to the amount of such cash divided by the Fair Market Value of a REIT Share on the day such cash is received by the General Partner. Notwithstanding the foregoing, the General Partner may acquire Properties or other assets in exchange for REIT Shares or cash, to the extent such Properties or other assets are immediately contributed by the General Partner to the Partnership, pursuant to the terms described in Section 4.3.E. Any Limited Partner Interests acquired by the General Partner, whether pursuant to exercise by a Limited Partner of its right of Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same rights, priorities and preferences as the class or series so acquired. The General Partner may also own one hundred percent (100%) of the stock or interests of one or more Qualified REIT Subsidiaries or limited liability companies, respectively, provided that any such entity shall be subject to the limitations of this Section 7.5.A. If, at any time, the General Partner acquires material assets (other than Partnership Interests or other assets on behalf of the Partnership) the definition of “REIT Shares Amount” and “Deemed Value of Partnership Interests” shall be adjusted, as reasonably determined by the General Partner, to reflect the relative Fair Market Value of a share of capital stock of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit. The General Partner’s General Partner Interest in the Partnership, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly through a Qualified REIT Subsidiary) that the General Partner holds in order to maintain such Subsidiary Partnership’s status as a partnership, and interests in such short-term liquid investments, bank accounts or similar instruments as the General Partner deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter are interests which the General Partner is permitted to acquire and hold for purposes of this Section 7.5.A.

B. Except as provided in Section 7.4.C, in the event the General Partner exercises its rights under the Charter to purchase REIT Shares, other capital stock of the General Partner or New Securities, as the case may be, then the General Partner shall cause the Partnership to purchase from it a number of Partnership Units equal to the number of REIT Shares, other capital stock of the General Partner or New Securities, as the case may be, so purchased on the same terms that the General Partner purchased such REIT Shares, other capital stock of the General Partner or New Securities, as the case may be.

Section 7.6. Contracts with Affiliates

A. The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner in its sole and absolute discretion deems advisable.

C. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries. The General Partner also is expressly authorized to cause the Partnership to issue to it Common Units corresponding to REIT Shares issued by the General Partner pursuant to its Stock Incentive Plan or any similar or successor plan and to repurchase such Partnership Units from the General Partner to the extent necessary to permit the General Partner to repurchase such REIT Shares in accordance with such plan.

D. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7. Indemnification

A. To the fullest extent permitted by law, the Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7, except to the extent otherwise expressly agreed to by such Partner and the Partnership.

B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.7 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

J. Any indemnification hereunder is subject to, and limited by, the provisions of Section 17-108 of the Act.

K. In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner’s personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including legal fees, and the Partnership Interest of such Partner may be charged therefor. The liability of a Partner under this Section 7.7.K shall not be limited to such Partner’s Partnership Interest, but shall be enforceable against such Partner personally.

Section 7.8. Liability of the General Partner

A. Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner nor any of its officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner acted in good faith.

B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively, that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s stockholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. If there is a conflict between the interests of the stockholders of the General Partner on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the General Partner or the Limited Partners; provided, however, that for so long as the General Partner owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the General Partner or the Limited Partners shall be resolved in favor of the stockholders. The General Partner shall not be liable to the Partnership or to any Limited Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided, that the General Partner has acted in good faith.

C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner and any of its officers, directors, agents and employees to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9. Other Matters Concerning the General Partner

A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D. Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to protect the ability of the General Partner, for so long as the General Partner has determined to qualify as a REIT, to (i) continue to qualify as a REIT or (ii) avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10. Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be deemed held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11. Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1. Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

Section 8.2. Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, general partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, general partner, agent or trustee of the

General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3. Outside Activities of Limited Partners

Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Limited Partners benefiting from the business conducted by the General Partner, and such other Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such other Person.

Section 8.4. Return of Capital

Except pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions, or as otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.5. Rights of Limited Partners Relating to the Partnership

A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s expense:

(1)	to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Exchange Act, and each communication sent to the stockholders of the General Partner;

(2)	to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3)	to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(4)	to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5)	to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B. The Partnership shall notify each Limited Partner in writing or by electronic notice of any adjustment made in the calculation of the REIT Shares Amount within ten (10) Business Days of the date such change becomes effective.

C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.6. Limited Partner Redemption Rights

A. Except as otherwise provided herein, on or after (i) the first anniversary of the Effective Date, with respect to the Common-Equivalent Units acquired on or contemporaneously with the Effective Date, (ii) the date of issuance of any other Common-Equivalent Units, or (iii) such later date as is expressly provided in an agreement entered into between the Partnership and any Limited Partner, each Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to require the Partnership to redeem all or a portion of the Common-Equivalent Units held by such Limited Partner (such Common-Equivalent Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”); provided that the terms of such Common-Equivalent Units do not provide that such Common-Equivalent Units are not entitled to a right of Redemption. Unless otherwise expressly provided in this Agreement or in a separate agreement entered into between the Partnership and the Holders of such Common-Equivalent Units, all Common-Equivalent Units shall be entitled to a right of Redemption hereunder. The Tendering Partner shall have no right, with respect to any Common-Equivalent Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be payable to the Tendering Partner within ten (10) days of the Specified Redemption Date in accordance with the instructions set forth in the Notice of Redemption.

B. Notwithstanding Section 8.6.A above, if a Limited Partner has delivered to the General Partner a Notice of Redemption then the General Partner may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of REIT Shares set forth in Article VII of the Charter), elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the General Partner so elects, the Tendering Partner shall sell the Tendered Units to the General Partner in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The General Partner shall promptly give such Tendering Partner written notice of its election, and the Tendering Partner may elect to withdraw its redemption request at any time prior to the acceptance of the Cash Amount or REIT Shares Amount by such Tendering Partner.

C. The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. The REIT Shares Amount shall be registered in the name and otherwise delivered as set forth in the Notice of Redemption. Notwithstanding any delay in such delivery (but subject to Section 8.6.E), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the REIT Shares for which the Common-Equivalent Units might be exchanged shall also bear a legend which generally provides the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE

EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS (AS DETERMINED UNDER THE PRINCIPLES OF SECTION 856(a)(5) OF THE CODE). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (i) THROUGH (iii) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS, IN ITS SOLE AND ABSOLUTE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

D. Each Limited Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.

E. Notwithstanding the provisions of Sections 8.6.A, 8.6.B, 8.6.C or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the

Specified Redemption Date would cause such Partner or any other Person, or, based on the advice of counsel selected by the General Partner, may cause such Partner or any other Person, to violate the restrictions on ownership and transfer of REIT Shares set forth in Article VII of the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 8.6.E, it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.

F. Notwithstanding anything herein to the contrary (but subject to Section 8.6.E), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.6:

(1)	All Common Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number and class of Common Units.

(2)	Without the consent of the General Partner, each Limited Partner may not effect a Redemption for less than 1,000 Common-Equivalent Units or, if the Limited Partner holds less than 1,000 Common-Equivalent Units, all of the Common-Equivalent Units held by such Limited Partner.

(3)	Without the consent of the General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its common stockholders of some or all of its portion of such distribution.

(4)	The consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(5)	Each Tendering Partner shall continue to own all Common-Equivalent Units subject to any Redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Common-Equivalent Units for all purposes of this Agreement, until such Partnership Units are transferred to the General Partner and paid for or exchanged as of the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to such Tendering Partner’s Partnership Units.

G. In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.3.C hereof, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

H. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redemption or exchange of Tendered Units. Each Tendering Partner must provide the General Partner with such documentation as is reasonably requested by the General Partner to establish the Tendering Partner’s eligibility for an exemption from or reduction in any such withholding requirements. If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redemption or exchange of Tendered Units and the Cash Amount or the REIT Shares Amount, as the case may be, equals or exceeds the amount of tax required to be withheld, the amount withheld shall be treated as an amount received by such Partner in redemption of its Tendered Units. If the Cash Amount or the REIT Shares Amount, as the case may be, is less than the amount of tax required to be withheld, the Tendering Partner shall not receive any Cash Amount or REIT Shares Amount, and the Tendering Partner shall contribute the excess of the amount of tax required to be withheld over the Cash Amount or REIT Shares Amount before such excess taxes are required to be paid to the taxing authority.

ARTICLE 9.

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1. Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2. Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3. Reports

A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the applicable law or regulation, or as the General Partner determines to be appropriate.

C. The General Partner shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the General Partner, provided, that such reports are able to be printed or downloaded from such website.

Section 9.4. Nondisclosure of Certain Information

Notwithstanding the provisions of Sections 9.1 and 9.3, the General Partner may keep confidential from the Limited Partners any information that the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or which the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

ARTICLE 10.

TAX MATTERS

Section 10.1. Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and applicable state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and applicable state income tax reporting purposes. Each Limited Partner shall promptly provide the General Partner with any information reasonably requested by the General Partner relating to any Contributed Property contributed (directly or indirectly) by such Limited Partner to the Partnership.

Section 10.2. Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is the best interests of the Partners.

Section 10.3. Tax Matters Partner

A. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners and Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and Assignees.

B. The tax matters partner is authorized, but not required:

(1)	to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)	to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)	to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4. Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Section 709 of the Code.

Section 10.5. Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions and the holding of a security interest in such Limited Partner’s Partnership Interest). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11.

TRANSFERS AND WITHDRAWALS

Section 11.1. Transfer

A. The term “transfer,” when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. Except to the extent otherwise specified, the term “transfer” when used in this Article 11 does not include any Redemption or exchange for REIT Shares pursuant to Section 8.6, except as otherwise provided herein. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in this Agreement or consented to by the General Partner.

B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless otherwise consented to by the General Partner in its sole and absolute discretion.

Section 11.2. Transfer of General Partner’s Partnership Interest

A. Except as otherwise provided in this Section 11.2, the General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest in the Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise), other than to an Affiliate, without the Consent of the Limited Partners, which may be given or withheld by each Limited Partner in his, her or its sole and absolute discretion, and only upon the admission of a successor General Partner pursuant to Section 12.1. Upon any transfer of a Partnership Interest in accordance with the provisions of this Section 11.2, the transferee shall become a substitute

General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, in their reasonable discretion. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, a majority in interest of the remaining Partners may elect to continue the Partnership business by selecting a substitute General Partner in accordance with the Act.

B. The General Partner shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (each, a “Termination Transaction”), unless the Termination Transaction has been approved by a Consent of the Partners or, except as otherwise provided in Section 11.2.C, in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Common-Equivalent Unit an amount of cash, securities, or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration for one REIT Share pursuant to the terms of the Termination Transaction; provided, that if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each Holder of Common-Equivalent Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such Holder would have received had it exercised its right to Redemption (as set forth in Section 8.6) and received REIT Shares in exchange for its Common-Equivalent Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated.

C. The General Partner may merge, or otherwise combine its assets, with another entity without satisfying the requirements of Section 11.2.B hereof if: (i) immediately after such merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Partnership Units held by such General Partner, are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the

“Surviving Partnership”); (ii) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 11.2.D) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2.D) immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (a) the consideration available to such Limited Partners pursuant to Section 11.2.B, (b) the right to redeem their Partnership Units for cash on terms equivalent to those in effect with respect to their Partnership Units immediately prior to the consummation of such transaction or (c) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2.D) and the REIT Shares.

D. In connection with any transaction permitted by Section 11.2.B or 11.2.C, the relative fair market values and the rights, preferences and privileges of Limited Partners shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

Section 11.3. Limited Partners’ Rights to Transfer

A. Prior to the first anniversary of the Effective Date, no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time (whether prior to or after such first anniversary), without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Affiliate, another Original Limited Partner or to an Immediate Family member, subject to the provisions of Section 11.6, or in the case of an Original Limited Partner, to such Original Limited Partner’s shareholders, members, partners or beneficiaries, as the case may be, (iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6, and (iv) subject to the provisions of Section 11.6, pledge all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit. After such first anniversary date, each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i)-(iv) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 11.6 and the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (i)-(iv) of such proviso without satisfying either of the following conditions):

(1)	General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2)	Qualified Transferee. Any transfer of a Partnership Interest shall be made only to Qualified Transferees.

It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter, which may limit or restrict such transferee’s ability to exercise its Redemption rights, and to the representations set forth in Section 3.4. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C. The General Partner may prohibit any transfer otherwise permitted under Section 11.3 by a Limited Partner of his or her Partnership Units if, based on the advice of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

D. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion; provided, that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

E. No Limited Partner may withdraw from the Partnership except as a result of transfer, Redemption or exchange of all of its Partnership Units pursuant hereto.

Section 11.4. Substituted Limited Partners

A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his or her place (including any transferee permitted by Section 11.3). The General Partner shall, however, have the right to consent to the admission of a permitted transferee of the interest of a Limited Partner, other than a transferee in a transfer permitted by Section 11.3 hereof, as a Substituted Limited Partner, pursuant to this Section 11.4, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action, whether at law or in equity, against the Partnership or any Partner.

B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission), each in form and substance satisfactory to the General Partner, and the acknowledgment by such transferee that each of the representations and warranties set forth in Section 3.4 hereof are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and will continue to be true to the extent required by such representations and warranties.

C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5. Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Loss, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11, the right of Redemption provided in Section 8.6, but shall not be deemed to be a Holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units. Notwithstanding anything contained in this Agreement to the contrary, as a condition to becoming an Assignee, any prospective Assignee must first execute and deliver to the Partnership an acknowledgment that each of the representations and warranties set forth in Section 3.4 hereof are true and correct with respect to such prospective Assignee as of the date of the prospective assignment of the Partnership Interest to such prospective Assignee and will continue to be true to the extent required by such representations or warranties.

Section 11.6. General Provisions

A. No Limited Partner may withdraw from the Partnership other than as a result of (i) a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 and the transferee(s) of such Partnership Units being admitted to the Partnership as a Substituted Limited Partner(s) or (ii) pursuant to the exercise of its right of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Interest.

B. Any Limited Partner who shall transfer all of such Limited Partner’s Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its rights of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6 shall cease to be a Limited Partner; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Interest.

C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D. If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership Year in compliance with the provisions of this Article 11 or transferred, redeemed or converted pursuant to Section 8.6, 16.4 or 16.8 on any day other than the first day of a Partnership Year, then Net Income, Net Loss, each item thereof and all other items attributable to such Partnership Interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code or as otherwise specified in this Agreement or as otherwise determined by the General Partner (to the extent consistent with Section 706(d) of the Code), using the interim closing of the books method or another possible method selected by the General Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than a redemption, shall be made to the transferee Partner.

E. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11 and Section 2.6, in no event may any transfer or assignment of a Partnership Interest by any Partner (including by way of a redemption or exchange for REIT Shares by the Partnership or the General Partner) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Partnership Interests held by all Limited Partners or pursuant to a Termination Transaction expressly permitted under Section 11.2); (v) if such transfer could, based on the advice of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Partnership Interests held by all Limited Partners); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (vii) if such transfer could, based on the advice of counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (viii) if such transfer requires the registration of such Partnership Interest or requires the registration of the exchange of such Partnership Interests for any capital stock of the General Partner for which such General Partner Interest may be exchanged pursuant to any applicable federal or state securities laws (other than pursuant to any applicable registration rights agreement); (ix) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder, (2) could cause the Partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or (3) could cause the Partnership to fail one or more of the “Safe Harbors” as defined in paragraph F below; (x) if such transfer would cause the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; (xi) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940, as amended, or ERISA; (xii) if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 3.4; or (xiii) if such transfer could, based on the advice of legal counsel to the Partnership or the General Partner, adversely affect the ability of either the General Partner or any General Partner Affiliate to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Section 856(i)(2) of the Code) or, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code.

F. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for federal income tax purposes. In furtherance of the foregoing, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could (i) result in the Partnership being treated as an association taxable as a corporation; (ii) result in a termination of the Partnership under Code Section 708; (iii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iv) result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) or (v) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.

ARTICLE 12.

ADMISSION OF PARTNERS

Section 12.1. Admission of Successor General Partner

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11 hereof.

Section 12.2. Admission of Additional Limited Partners

A. After the admission to the Partnership of the Original Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner, the documents set forth in Paragraph A of this Section 12.2 hereof and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Loss, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of an Additional Limited Partner occurs shall be allocated among all the Partners and Assignees, including such Additional Limited Partner, in a reasonable manner determined by the General Partner in its sole and absolute discretion.

Section 12.3. Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13.

DISSOLUTION AND LIQUIDATION

Section 13.1. Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 13.1.B below) shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

A. the expiration of its term as provided in Section 2.5 hereof;

B. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after the withdrawal, all of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

C. subject to the provisions of Section 11.2 hereof, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

E. the sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets and properties of the Partnership;

F. the Incapacity of the General Partner, unless a majority in interest of all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner;

G. the Redemption or exchange for REIT Shares of all Partnership Units (other than those of the General Partner) pursuant to this Agreement; or

H. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2. Winding Up

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and assets and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity interests of the General Partner) shall be applied and distributed in the following order:

(1)	First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2)	Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(3)	Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(4)	The balance, if any, to the Partners in accordance with their Capital Account balances, determined after giving effect to all contributions and distributions for all periods, and after taking into account all Capital Account adjustments for the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C. The Partnership shall be terminated when any notes received in connection with any such sale or other disposition referenced in Section 13.1.E above, or in connection with the liquidation of the Partnership have been paid and all of the cash or property available for application and distribution under this Agreement have been applied and distributed in accordance with this Agreement.

Section 13.3. Compliance with Timing Requirements of Regulations

In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever, except to the extent otherwise agreed to by such Partner and the General Partner. In the discretion of the Liquidator or the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

A. distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator or the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

B. withheld or escrowed to establish any reasonable reserves deemed necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Partnership; and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that, such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and priority set forth in Section 13.2.A as soon as practicable.

Section 13.4. Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes, the Partnership shall be deemed to have distributed the Partnership property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

Section 13.5. Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property from the General Partner. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

Section 13.6. Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.7. Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.8. Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Section 562(b)(1)(B) of the Code, if necessary, in the sole and absolute discretion of the General Partner.

Section 13.9. Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14.

AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

Section 14.1. Amendments

A. The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this Article 14.

B. Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Partners or to the Limited Partners, as applicable. The General Partner shall seek the written consent or approval of the Partners or of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner’s recommendation (if so recommended) with respect to the proposal; provided, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

Section 14.2. Action by the Partners

A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. The notice shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote of the Percentage Interests of the Partners, or the Consent of the Partners or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1 hereof.

B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the Percentage Interests as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

E. Except as otherwise herein expressly provided, on matters on which Limited Partners are entitled to vote, each Limited Partner shall have a vote equal to the number of Partnership Units held.

Section 14.3. Voting Rights of LTIP Units

LTIP Unitholders shall (A) have those voting rights required from time to time by applicable law, if any, (B) have the same voting rights as a holder of Partnership Units, with the LTIP Units voting as a single class with the Partnership Units and having one vote per LTIP Unit, and (C) have the additional voting rights that are expressly set forth below. So long as any LTIP Units that were granted on a particular date remain outstanding, the Partnership shall not, without the affirmative vote of the LTIP Unitholders who hold at least a majority of the LTIP Units which were granted on such specific date and are outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Partnership Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units which were granted on such specific date or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Partnership Units; but subject, in any event, to the following provisions:

A. With respect to any transaction, so long as the LTIP Units are treated in accordance with Section 4.9 hereof, the consummation of such transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

B. Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Partnership Units, LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing special voting provisions affecting LTIP Unitholders will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have had their applicable LTIP Equalization Date occur.

ARTICLE 15.

GENERAL PROVISIONS

Section 15.1. Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by certified first class United States mail, nationally recognized overnight delivery service or facsimile transmission to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

Section 15.2. Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3. Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4. Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5. Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6. Creditors

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.7. Waiver

No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8. Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9. Applicable Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10. Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11. Limitation to Preserve REIT Status

To the extent that any amount paid, credited or distributed to the General Partner or its officers, directors, employees or agents pursuant to Sections 7.4 or 7.7 would constitute gross income to the General Partner for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a “General Partner Payment”) then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any Partnership Year shall not exceed the lesser of:

A. an amount equal to the excess, if any, of (a) 4.9% of the General Partner’s total gross income (but not including the amount of any General Partner

Payments) for the Partnership Year which is described in subsections (A) through (I) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

B. an amount equal to the excess, if any, of (a) 24% of the General Partner’s total gross income (but not including the amount of any General Partner Payments) for the Partnership Year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments);

provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner’s ability to qualify as a REIT. To the extent General Partner Payments may not be made in a Partnership Year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following Partnership Year, provided, however, that such amounts shall not carry over for more than three years, and if not paid within such three-year period, shall expire, and shall no longer be due and payable. The purpose of the limitations contained in this Section 15.11 is to prevent the General Partner from failing to qualify as a REIT under the Code by reason of the General Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

Section 15.12. Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.13. No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

ARTICLE 16.

SERIES A PREFERRED UNITS

Section 16.1. Designation and Number

A series of Partnership Units in the Partnership designated as the “7.00% Series A Cumulative Convertible Perpetual Preferred Units” (the “Series A Preferred Units” is hereby established. The number of Series A Preferred Units shall be 2,000,000.

Section 16.2. Distributions

A. Payment of Distributions. Subject to the rights of Holders of Partnership Units expressly designated as ranking senior to the Series A Preferred Units and Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series A Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series A Priority Return. Such distributions shall be cumulative, shall accrue from and include the original date of issuance and will be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears on the fifteenth (15th) calendar day of January, April, July and October, of each year commencing on the first of such dates to occur after the original date of issuance (each a “Series A Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series A Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

B. Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series A Preferred Units will accrue whether or not the terms and provisions set forth in Section 16.2.C.(2) at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.

C. Priority as to Distributions.

(1)

Except as provided in Section 16.2.C.(2) below, no distributions shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid solely in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (and no funds shall be paid or made available for a sinking fund for the redemption of such units) and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership (except by conversion into or exchange for Junior

Units as to distributions and upon liquidation, and except for the redemption of Partnership Interests corresponding to any REIT Series A Preferred Shares or any other REIT shares of any other class or series of capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock to be purchased by the General Partner pursuant to the Charter to the extent necessary to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series A Preferred Units for all past periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2)	When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and any other Parity Preferred Units as to distributions, all distributions declared upon the Series A Preferred Units and such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series A Preferred Unit and each such other class or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit and such other class or series of Parity Preferred Units (which shall not include any accrual in respect of unpaid distribution on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Units which may be in arrears.

D. No Further Rights. The General Partner, as holder of the Series A Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Units which remains payable. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Series A Preferred Unit Distribution Payment Date on which they first become payable.

Section 16.3. Liquidation Proceeds

A. Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, distributions on the Series A Preferred Units shall be made in accordance with Section 5.3. and Article 13.

B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.6.

C. No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the General Partner, as holder of the Series A Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

D. Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease or transfer of all or substantially all of the property or business of the Partnership to, or the consolidation or merger of the Partnership with or into, any corporation, trust or other entity shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 16.4. Redemption

A. Redemption. If the General Partner elects to redeem any of the REIT Series A Preferred Shares in accordance with the terms of the Series A Articles Supplementary, the Partnership shall, on the date set for redemption of such REIT Series A Preferred Shares, redeem the number of Series A Preferred Units equal to the number of REIT Series A Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 of Article THIRD of the Series A Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series A Preferred Units being redeemed, and (ii) an amount equal to the sum of $25, any Preferred Distribution Shortfall per Series A Preferred Unit, and any accrued and unpaid distribution per Series A Preferred Unit for the current distribution period, or, if different (including, but not limited to, in the event that an amount equal to accrued and unpaid dividends are not payable on the REIT Series A Preferred Shares upon redemption pursuant to Section 5(d) of the Series A Articles Supplementary), the redemption price shall be equal to the redemption price of the REIT Series A Preferred Shares being redeemed by the General Partner.

B. Procedures for Redemption

(1)	On or after the redemption date, the General Partner shall present and surrender the certificates, if any, representing the Series A Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such Units shall be paid to the General Partner and each surrendered certificate representing Series A Preferred Units, if any, shall be canceled. If fewer than all the Series A Preferred Units represented by any such certificate representing Series A Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed Series A Preferred Units.

(2)

From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series A Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the General Partner, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to but excluding the redemption date), shall cease and terminate, and such Series A Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price of the Series A Preferred Units so called for redemption in trust for the General Partner with a bank or trust company. Any monies so deposited which remain unclaimed by the General Partner at the end of two (2) years after the redemption date shall be returned by such bank or trust company to the Partnership.

Section 16.5. Ranking

The Series A Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank (i) senior to the Common Units and to all other Partnership Units the terms of which expressly designate such Partnership Units as ranking junior to the Series A Preferred Units; (ii) on a parity with all Parity Preferred Units; and (iii) junior to all Partnership Units expressly designated as ranking senior to the Series A Preferred Units.

Section 16.6. Voting Rights

The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series A Preferred Units; provided, however, if the occurrence of any Event (as such term is defined in the Series A Articles Supplementary) materially and adversely affects the rights, preferences, privileges or voting power of any of the REIT Series A Preferred Shares disproportionately relative to other classes or series of preferred stock of the Company on parity with the REIT Series A Preferred Shares, the General Partner shall have the same voting rights with respect to the Series A Preferred Units as the holders of the REIT Series A Preferred Shares as set forth in Section 6(f) of the Series A Articles Supplementary.

Section 16.7. Transfer Restrictions

The Series A Preferred Units shall not be transferable except in accordance with Section 11.2.

Section 16.8. Conversion

In the event of a conversion of REIT Series A Preferred Shares into REIT Shares at the option of the General Partner or holders of REIT Series A Preferred Shares, upon conversion of such REIT Series A Preferred Shares, the General Partner shall convert an equal whole number of Series A Preferred Units into Common Units as such REIT Series A Preferred Shares are converted into REIT Shares, as adjusted to take into account any changes to the REIT Shares Amount pursuant to subparagraph (ii) of the definition of REIT Shares Amount. In the event of a conversion of REIT Series A Preferred Shares into REIT Shares, (a) to the extent the General Partner is required to pay cash in lieu of fractional REIT Shares pursuant to the Series A Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the General Partner; and (b) to the extent the General Partner receives cash proceeds in addition to the REIT Series A Preferred Shares tendered for conversion, the General Partner shall contribute such proceeds to the Partnership.

Section 16.9. No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series A Preferred Units.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

General Partner:	EXCEL TRUST, INC.,
a Maryland corporation

	By:	/s/ Spencer G. Plumb
Name: Spencer G. Plumb
Title: President and Chief Operating Officer

LIMITED PARTNERS

Limited Partner:	/s/ Mark T. Burton
Mark T. Burton

c/o Excel Trust, Inc.
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

Limited Partner:	/s/ S. Eric Ottesen
S. Eric Ottesen

c/o Excel Trust, Inc.
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

Limited Partner:	Gary B. Sabin Family Trust dated May 20, 1982

/s/ Gary B. Sabin
By: Gary B. Sabin, Trustee

c/o Excel Trust, Inc.
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

Limited Partner:	/s/ James Y. Nakagawa
James Y. Nakagawa

c/o Excel Trust, Inc.
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

EXHIBIT A

(Dated January 28, 2011)

PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

Name and Address of Partner*	Gross Asset Value	Cash Contributions	Agreed Value of Contributed Property**	Total Contributions	Partnership Units	Percentage Interest	Series A Preferred Units	LTIP Units
General Partner
Excel Trust, Inc.		$241,500,000	—	$241,500,000	15,663,331 Common Units	96.07%	2,000,000 Series A Preferred Units	—

Limited Partners
Gary B. Sabin Family Trust dated May 20, 1982		—	$6,599,180	$6,599,180	471,370 Common Units	2.88%	—	—
James Y. Nakagawa		—	$791,896	$791,896	56,564 Common Units	0.35%	—	—
Mark T. Burton		—	$791,896	$791,896	56,564 Common Units	0.35%	—	—
S. Eric Ottesen		—	$791,896	$791,896	56,564 Common Units	0.35%	—	—

*	Addresses included on signature page of Partnership Agreement.
**	Net of Debt (if any).

A-1

EXHIBIT B

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) exchanges              Limited Partnership Units in Excel Trust, L.P. in accordance with the terms of the Limited Partnership Agreement of Excel Trust, L.P. and the rights of Redemption referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the cash (or, if applicable, REIT Shares) deliverable upon Redemption or exchange be delivered to the address specified below, and if applicable, that such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:
Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue REIT Shares in the name of:

Please insert social security or identifying number:

Address (if different than above):

B-1

EXHIBIT C

FORM OF PARTNERSHIP UNIT CERTIFICATE

CERTIFICATE FOR PARTNERSHIP UNITS OF

EXCEL TRUST, L.P.

No.	UNITS

Excel Trust, Inc., as the General Partner of Excel Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), hereby certifies that                      is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the Agreement of Limited Partnership of Excel Trust, L.P., dated as of             , 2010 (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Partnership Agreement”), under which the Operating Partnership is existing (copies of which are on file at the Operating Partnership’s principal office at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, represent                      units of [common] [Series A Preferred] limited partnership interest in the Operating Partnership (the “Partnership Units”).

THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE THAT SUCH TRANSFER, SALE ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

DATED:             , 20    .

EXCEL TRUST, INC.
General Partner of
Excel Trust, L.P.
ATTEST:

By:	By:

C-1

EXHIBIT D

RESTRICTIONS ON OWNERSHIP AND TRANSFER TO PRESERVE TAX BENEFIT

(a) Definitions. for the purposes of this Exhibit D, the following terms shall have the following meanings:

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to subsection (c)(vi), each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Constructive Ownership” shall mean ownership of Partnership Units by a Person who is or would be treated as an owner of such Partnership Units either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Exempted Person” shall mean any Person exempted from a limitation otherwise imposed by the Charter from time to time by the General Partner in its sole and absolute discretion. The Operating Partnership shall be considered an Exempted Person.

“Market Price” shall mean the market price of the Partnership Units on the relevant date as determined in good faith by the General Partner; provided, however, if the General Partner has outstanding shares of capital stock which correspond to such Partnership Units, the Market Price of each such Partnership Unit shall be equal to the Value of a share of such capital stock, subject to adjustment if the right to exchange such Partnership Units for such stock is other than one-to-one.

“Ownership Limit” shall mean 24.9% of the capital or profits interests of the Partnership.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in subsection (b)(ii), the Purported Record Transferee, unless the

Purported Record Transferee would have acquired or owned Partnership Units for another Person who is the beneficial transferee or owner of such Partnership Units, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in subsection (b)(ii), the Holder of the Partnership Units as set forth or to be set forth in Exhibit A to the Partnership Agreement, and any Assignee of such Partnership Units, if such Transfer or ownership had been valid under subsection (b)(i).

“Restriction Termination Date” shall mean the first day after the date hereof on which the General Partner determines, in its sole and absolute discretion, that compliance with subsection (b)(i) is no longer necessary or advisable.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Partnership Units, (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Partnership Units or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Partnership Units), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Constructive Ownership of Partnership Units), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in subsection (c).

“Trustee” shall mean any Person unaffiliated with the Partnership, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Partnership to serve as trustee of a Trust.

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P. (the “Partnership Agreement), as such agreement may be amended from time to time. All references to “Section” refer to the Partnership Agreement.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, no Person, other than an Exempted Person, shall at any time Constructively Own Partnership Units in excess of the Ownership Limit if the representations contained in Section 3.4 are not at such time true and correct.

(ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Constructively Owning Partnership Units in violation of subsection (b)(i), (1) then that number of Partnership Units that otherwise would cause such Person to violate subsection (b)(i) (rounded up to the nearest whole Partnership Unit) shall be automatically transferred (provided such Transfer is not in violation of the restrictions on transfer set forth in the Partnership Agreement, except to the extent the General Partner waives such restrictions) to a Trust for the benefit of a Charitable Beneficiary, as described in subsection (c), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Partnership Units or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Constructively Owning Partnership Units in violation of subsection (b)(i), then the Transfer of that number of Partnership Units that otherwise would cause any Person to violate subsection (b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such Partnership Units.

(c) Transfers of Partnership Units in Trust.

(i) Upon any purported Transfer or other event described in subsection (b)(ii), such Partnership Units shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to subsection (b)(ii). The Trustee shall be appointed by the Partnership and shall be a Person unaffiliated with the Partnership, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Partnership as provided in subsection (c)(vi).

(ii) Partnership Units held by the Trustee shall be issued and outstanding Partnership Units of the Partnership. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the Partnership Units held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Partnership Units held in trust by the Trustee, shall have no rights to distributions or allocations with respect to Partnership Units held in the Trust and shall not possess any rights to vote or other rights attributable to the Partnership Units held in the Trust.

(iii) The Trustee shall have all voting rights and rights to distributions and allocations with respect to Partnership Units held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Partnership that Partnership Units have been transferred to the Trustee shall be paid to the Trustee upon demand, and any distribution with respect to such Partnership Units shall be paid when due to the Trustee. Any distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Partnership Units held in the Trust and, subject to Delaware law, effective as of the date the Partnership Units has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Partnership Units prior to the discovery by the Partnership that the Partnership Units has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Partnership has already taken irreversible action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of this Exhibit E to the contrary, until the Partnership has received notification that the Partnership Units have been transferred into a Trust, the Partnership shall be entitled to rely on its Partnership Unit transfer and other unitholder records for purposes of preparing Exhibit A to the Partnership Agreement, lists of unitholders entitled to vote at meetings, and otherwise conducting votes of Partners.

(iv) Within twenty (20) days of receiving notice from the Partnership that Partnership Units have been transferred to the Trust, the Trustee of the Trust shall, in accordance with the terms of (and subject to the limitations contained in) the Partnership Agreement, sell the Partnership Units held in the Trust to a Person, designated by the Trustee, whose ownership of the Partnership Units will not violate the ownership limitations set forth in subsection (b)(i). Upon such sale, the interest of the Charitable Beneficiary in the Partnership Units sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this subsection (c)(iv). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Partnership Units in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Partnership Units at Market Price, the Market Price of such Partnership Units on the day of the event which resulted in the transfer of such Partnership Units to the Trust) and (2) the price per Partnership Unit received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Partnership Units held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any distributions thereon. If, prior to the discovery by the Partnership that Partnership Units have been transferred to the Trustee, such Partnership Units are sold by a Purported Record Transferee then (i) such Partnership Units shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such Partnership Units that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this subsection (c)(iv), such excess shall be paid to the Trustee upon demand. The expenses described in item (2) above shall include any expenses of administering the Trust, any transfer of Partnership Units thereto or disposition of Partnership Units thereby, which shall be allocated equitably among the Partnership Units which are transferred to the Trust.

(v) Partnership Units transferred to the Trustee shall be deemed to have been offered for sale to the Partnership, or its designee, at a price per Partnership Unit equal to the lesser of (i) the price paid by the Purported Record Transferee for the Partnership Units in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Partnership Units at Market Price, the Market Price of such Partnership Units on the day of the event which resulted in the transfer of such Partnership Units to the Trust) and (ii) the Market Price on the date the Partnership, or its designee, accepts such offer. The Partnership shall have the right to accept such offer until the Trustee has sold the Partnership Units held in the Trust pursuant to subsection (c)(iv). Upon such a sale to the Partnership, the interest of the Charitable Beneficiary in the Partnership Units sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any distributions held by the Trustee with respect to such Partnership Units shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Partnership shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Partnership Units held in the Trust would not violate the restrictions set forth in subsection (b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the General Partner shall at any time determine in good faith that a Transfer or other event has taken place in violation of subsection (b) or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution) or Constructive Ownership of any Partnership Units of the Partnership in violation of subsection (b), the General Partner shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Partnership to redeem Partnership Units, refusing to give effect to such Transfer on the books of the Partnership or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership) in violation of subsection (b)(i), shall automatically result in the transfer to a Trust as described in subsection (b)(ii).

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire or own Partnership Units in violation of subsection (b), or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under subsection (b)(ii), shall immediately give written notice to the Partnership of such event and shall provide to the Partnership such other information as the Partnership may request in order to determine the effect, if any, of such Transfer or attempted Transfer on such Person’s compliance with subsection (b)(i).

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Constructive Owner of Partnership Units and each Person who is holding Partnership Units for a beneficial owner or Constructive Owner shall provide to the Partnership such information that the Partnership may request, in good faith, in order to determine the Partnership’s status as a partnership (as opposed to a corporation) or the General Partner’s status as a REIT for federal income tax purposes.

(g) Remedies Not Limited. Nothing contained in this Exhibit E shall limit the authority of the General Partner to take such other action as it deems necessary or advisable to protect the Partnership and the interests of its Partners by preservation of the Partnership’s status as a partnership (as opposed to a corporation) or the General Partner’s status as a REIT for federal income tax purposes.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Exhibit E, including any definition contained in subsection (a), the General

Partner shall have the power to determine the application of the provisions of this Exhibit E with respect to any situation based on the facts known to it. In the event that a provision of this Exhibit E requires an action by the General Partner and Exhibit E fails to provide specific guidance with respect to such action, the General Partner shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Exhibit E. Absent a decision to the contrary by the General Partner (which the General Partner may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in subsection (b)) acquired Constructive Ownership of Partnership Units in violation of subsection (b)(i), such remedies (as applicable) shall apply first to the Partnership Units which, but for such remedies, would have been actually owned by such Person, and second to Partnership Units which, but for such remedies, would have been Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Partnership Units based upon the relative number of the Partnership Units held by each such Person.

EXHIBIT E

CONSTRUCTIVE OWNERSHIP DEFINITION

The term “Constructively Owns” means ownership determined through the application of the constructive ownership rules of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. Generally, these rules provide the following:

a. an individual is considered as owning the Ownership Interest that is owned, actually or constructively, by or for his spouse, his children, his grandchildren, and his parents;

b. an Ownership Interest that is owned, actually or constructively, by or for a partnership, limited liability company or estate is considered as owned proportionately by its partners, members or beneficiaries;

c. an Ownership Interest that is owned, actually or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a “grantor trust” the Ownership Interest will be considered as owned by the grantors);

d. if ten percent (10%) or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation;

e. an Ownership Interest that is owned, actually or constructively, by or for a partner or member which actually or constructively owns a twenty-five percent (25%) or greater capital interest or profits interest in a partnership or limited liability company, or by or for a beneficiary of an estate or trust, shall be considered as owned by the partnership, limited liability company, estate, or trust (or, in the case of a grantor trust, the grantors);

f. if ten percent (10%) or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such person;

g. if any person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such person;

h. an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in paragraphs (a) through (g) above shall, for purposes of applying paragraphs (a) through (g), be considered as actually owned by such person provided, however, that (i) an Ownership Interest constructively owned by an individual by reason of paragraph (a) shall not be considered as owned by him for purposes of again applying paragraph (a) in order to make another the constructive owner of such Ownership Interest, (ii) an Ownership Interest constructively owned by a partnership, estate, trust, or corporation by reason of the application of paragraphs (e) or (f) shall not be considered as owned by it for purposes of

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applying paragraphs (b), (c), or (d) in order to make another the constructive owner of such Ownership Interest, (iii) if an Ownership Interest may be considered as owned by an individual under paragraphs (a) or (g), it shall be considered as owned by him under paragraph (g) and (iv) for purposes of the above described rules, an S corporation shall be treated as a partnership and any stockholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.

i. For purposes of the above summary of the constructive ownership rules, the term “Ownership Interest” means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

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